AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
                      -----------------------------------------

         The Amendment is an amendment to the Custodian Services Agreement between Hillview Investment Trust II (the "Fund") and PFPC Trust Company ("PFPC Trust") made as of June 26, 2000 (the "Agreement"). The date of the Amendment is as of November 1, 2004.

         WHEREAS, PFPC Trust currently serves as the custodian of the Fund's Hillview Alpha Fund (the "Alpha Fund") and Hillview International Alpha Fund (the "International Fund") pursuant to the terms of the Agreement; and
         WHEREAS, as of the date of this Amendment PFPC Trust serves as custodian of the Fund's REMS Real Estate Value-Opportunity Fund (the "Real Estate Fund") pursuant to the terms of the Agreement;
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as of the date of this Amendment as follows:
1. PFPC Trust has been the custodian of the Alpha Fund and the International Fund pursuant to the terms of the Agreement since the inception date of the Agreement (i.e. June 26, 2000).
2. PFPC Trust is the custodian of the Real Estate Fund pursuant to the terms of the Agreement as of the date of this Amendment.
3. PFPC Trust has not had any responsibility to provide any custody services with respect to the Real Estate Fund at any time prior to the date of this Amendment.
4. The term "Portfolio" in the Agreement means, respectively, the Alpha Fund, the International Fund, the Real Estate Fund, and such other investment portfolios of the Fund as the Fund and PFPC Trust may agree upon in writing from time to time.

Agreed:

Hillview Investment Trust II                          PFPC Trust Company

By: /s/David Spungen                                  By: /s/Edward A. Smith III
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Name: David Spungen                                   Name: Edward A. Smith III
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Title: President                                      Title: Vice President
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